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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14C


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[X] Definitive Information Statement


                  FLEETCLEAN SYSTEMS, INC., a Texas corporation
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

$.01 par value common stock

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:



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                              INFORMATION STATEMENT

To all stockholders of Fleetclean Systems, Inc.:

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

Please be advised that in accordance with Article 9.10 of the Texas Business Corporation Act and Article VIII of the Amended and Restated Articles of Incorporation of Fleetclean Systems, Inc., a Texas corporation (the "Corporation"), the holder or holders of shares having not less than the minimum number of votes that would be necessary to take action at any annual or special meeting of shareholders of the Corporation are providing you with this written notice that effective August 30, 2004 (the "Effective Date"), the holder or holders shall take the following actions, without a meeting, without further notice, and without a vote.

1. Approve, ratify and confirm the sale of Fleetclean Chemicals, Inc. to Kenneth
A. Phillips under that certain Acquisition Agreement between Kenneth A. Phillips and the Corporation.

2. Elect H. Dean Cubley to serve as a director of the Corporation until his successor(s) are elected and qualify.

3. Approve, ratify and confirm the conversion of the Corporation's outstanding Debentures into common stock, subject to the reverse split and change in domicile described below.

4. On the Effective Date, the Corporation shall amend its Articles of Incorporation to cause a reverse split of the Corporation's $.01 par value common stock whereby every seventy five (75) shares of common stock which are issued and outstanding are automatically converted into one (1) share of $.01 par value common stock; provided, however, that the Corporation shall issue one
(1) full share of $.01 par value common stock to its stockholders for any fractional interest remaining after conversion of all outstanding shares pursuant hereto.

5. Promptly following the Effective Date, the Corporation shall change the Corporation's domicile to the State of Nevada through a merger with a Nevada corporation and thereafter the Corporation's name shall be ERF Wireless, Inc.

All stockholders of record on July 30, 2004 are receiving this information statement, a copy of the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Report on Form 10-QSB for the period ending March 31, 2004.

July 29, 2004


                                             Sincerely


                                             /s/ H. Dean Cubley
                                             ----------------------------
                                             H. Dean Cubley
                                             Secretary

INFORMATION STATEMENT


Please be advised that in accordance with Article 9.10 of the Texas Business Corporation Act and Article VIII of the Amended and Restated Articles of Incorporation of Fleetclean Systems, Inc., a Texas corporation (the "Corporation"), the holder or holders of shares having not less than the minimum number of votes that would be necessary to take action at any annual or special meeting of shareholders of the Corporation are providing you with this written notice that effective August 30, 2004 (the "Effective Date"), the holder or holders shall take the following actions, without a meeting, without further notice, and without a vote.

Under Texas law, the holders of the requisite voting power can take these actions without a meeting, without notice and without a vote. The Securities and Exchange Commission has issued Regulation 14C concerning the distribution of information pursuant to Section 14(c) of the Securities Exchange Act of 1934 that requires, among other things, that an information statement be sent or given at least 20 calendar days prior to the earliest date the action may be taken.

Texas law does not provide for dissenters' right of appraisal with respect to any of the matters to be acted upon.

                               Proposal Number One

On the Effective Date, the holders of more than 2/3 voting power of the Corporation shall approve, ratify and confirm the sale of Fleetclean Chemicals, Inc. to Kenneth A. Phillips under that certain Acquisition Agreement between Kenneth A. Phillips and the Corporation.

On May 15, 2004, Kenneth A. Phillips agreed to acquire Fleetclean Chemicals, Inc. ("FCI"), a wholly owned subsidiary of the Corporation under an Acquisition Agreement. This transaction was disclosed on a Current Report on Form 8-K filed on May 28, 2004. The Form 8-K is incorporated herein by reference. In general, the purchase price was equal to 100% of the net tangible book value (i.e., total assets less intangible assets and liabilities of FCI on April 1, 2004 and a Release of Claims and Indemnity Agreement from Mr. Phillips in favor of the Corporation.

The sale of FCI will allow the Corporation to exit the chemical truck cleaning business and to look for new lines of business and new business opportunities.

                               Proposal Number Two

On the Effective Date, the holders of more than 2/3 voting power of the Corporation shall elect H. Dean Cubley to serve as a director of the Corporation until his successor(s) are elected and qualify.

H. Dean Cubley was appointed to the Corporation's board of directors on May 11, 2004 and he formally accepted on May 26, 2004. Dr. Cubley's business biography is set forth below.

H. Dean Cubley was appointed to the Corporation's board of directors on May 11, 2004 and he formally accepted on May 26, 2004. Dr. Cubley, age 62, has served as chairman of the board of Eagle Broadband, Inc. (AMEX "EAG") since March 1996, as chief executive officer of Eagle Broadband, Inc. from March 1996 to October 2003, and as president from March 1996 until September 2001. Before that, Dr. Cubley served as vice-president of Eagle Telecom, Inc., from 1993 to March 1996. Dr. Cubley is also a member of the Oversight Committee for the University of Houston Epitaxy Center, which managed the Wake Shield Flight aboard the Shuttle in September 1995. Dr. Cubley has over 35 years of extensive experience in the field of telecommunications. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. For a five-year portion of that period, Dr. Cubley was the antenna subsystems manager for all spacecraft antenna systems for the Shuttle Program. Dr. Cubley's duties included overall responsibility for the design, development, costs schedules and testing of the antennas and hardware for all Shuttle flights. Throughout his career, Dr. Cubley has authored or co-authored over fifty publications. In addition, he has a total of ten patents and patents-pending registered in his name. Dr. Cubley received a bachelor of science degree in electrical engineering from the University of Texas in 1964 and a master's degree in electrical engineering from the University of Texas in 1965. In 1970, Dr. Cubley received his Ph.D. in electrical engineering from the University of Houston.

Based upon the 25,105,460 shares of the Corporation's common stock issued and outstanding and the closing bid price of $.02 per share on July 13, 2004, Dr. Cubley's does not have a substantial interest in the proposed actions, other than election to office as a director.


                              Proposal Number Three

On the Effective Date, the holders of more than 2/3 voting power of the Corporation shall approve, ratify and confirm the conversion of the Corporation's outstanding Debentures into common stock, subject to the reverse split and change in domicile described below.

At March 31, 2004, the Corporation owed $237,500, plus accrued interest to holders of the Corporation's outstanding Debentures. The Corporation and each holder executed a written agreement to convert the outstanding principal amount of the debenture into common stock, subject to certain conditions, including a 75:1 reverse split of the Corporation's common stock and a change in the Corporation's domicile to Nevada. Upon completion of the requisite corporate actions, the debenture holders have agreed to forgive the outstanding interest on the debentures and to convert the outstanding principal balance of the debentures into newly issued shares of the Corporation's common stock.

The conversion of the Corporation's debentures will reduce the current liabilities of the Corporation and make the Corporation more attractive to new sources of capital and new business operations.

                              Proposal Number Four

On the Effective Date, the holders of more than 2/3 voting power of the Corporation shall amend the Corporation's Articles of Incorporation to cause a reverse split of the Corporation's $.01 par value common stock whereby every seventy five (75) shares of common stock which are issued and outstanding are automatically converted into one (1) share of $.01 par value common stock; provided, however, that the Corporation shall issue one (1) full share of $.01 par value common stock to its stockholders for any fractional interest remaining after conversion of all outstanding shares pursuant hereto.

The Corporation's Articles of Incorporation grant the Corporation the authority to issue 55,000,000 shares of stock consisting of 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The Corporation had 25,105,460 shares of common stock and 1,000,000 shares of Series A preferred issued and outstanding on July 13, 2004. Each share of the Corporation's common stock is entitled to one vote per share. Each share of the Corporation's Series A preferred stock is entitled to 20 votes per share on all matters in which the common and the preferred shareholders shall vote together as a group. Under Texas law, the Articles of Incorporation may be amended by the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares entitled to vote thereon.

The reverse stock split will reduce the number of shares issued and outstanding and may result in a different bid and ask price per share quoted for the Corporation's securities in the public trading markets. Furthermore, the Corporation can issue additional shares of its capital stock to make an acquisition or raise capital.

                              Proposal Number Five

On the Effective Date, the holders of more than 2/3 voting power of the Corporation shall cause the Corporation to change the Corporation's domicile to the State of Nevada through a merger with a Nevada corporation and thereafter the Corporation's name shall be ERF Wireless, Inc.

The Corporation caused ERF Wireless, Inc. to be incorporated in the State of Nevada on June 4, 2004 for the purpose of changing the Corporation's domicile to the State of Nevada. Promptly following the Effective Date, the Corporation shall merge with ERF Wireless, Inc. Under the merger, ERF Wireless, Inc. a Nevada corporation shall issue one share of its capital stock for each share of the outstanding capital stock of the Corporation to change the corporate domicile from Texas to Nevada.

The reason for the change in corporate domicile from Texas to Nevada is to take advantage of the lower tax rates applicable to corporations domiciled in Nevada. Furthermore, Nevada is regarded as somewhat more pro-business than Texas in terms of its corporate law and the voting requirements applicable to various transactions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2004, by:

* each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

* each of our officers and directors; and

* all our officers and directors as a group.

Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Security Ownership of Certain Beneficial Owners and Management


          (1)                       (2)                                          (3)                   (4)
     Title of Class          Name and Address of                          Amount and Nature of        Percent of
     Title of Class            Beneficial Owner                             Beneficial Owner           Class**
     --------------            ----------------                             ----------------           -------
 $.01 par value common    H. Dean Cubley, President & Director              0 shares (direct)             0%
         stock            103 Courageous Drive
                          League City, TX 77573

 $.01 par value common    Systom Trust Joint Venture                      10,783,492 shares (a)          43%
         stock            1010 Lamar, Suite 475                                 (direct)
                          Houston, TX 77002

$.01 par value Series A   Systom Trust Joint Venture                     1,000,000 shares (a)(b)         100%
    preferred stock       1010 Lamar, Suite 475                                 (direct)
                          Houston, TX 77002

                          All officer and directors as a group                  0 shares                  0%

(a) As shown by the Schedule 13D filed June 4, 2004.
(b) Each Series A share has 20 votes per share on all matters that the common and preferred vote together.

The following tables contain compensation data for the President of the Corporation for the fiscal year ended December 31, 2003. No executive officer or director received in excess of $100,000 in compensation during the fiscal year ended December 31, 2003.

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
                           Summary Compensation Table

Name and Principal Positions            Year   Annual Compensation      Long Term Compensation
                                                                                  Awards

                                                  Salary ($)          Restricted stock award(s)($)
                                                  ----------          ----------------------------

Kenneth A. Phillips, President         2003         $74,500                     0 shares
                                       2002        $114,000             1,200,000 shares
                                       2001        $115,000               500,000 shares

Employment Agreements

The Corporation does not have any employment agreements with its officers or directors. The Corporation does not maintain life insurance on any of its directors, officers, or employees.

Stock Options And Warrants

The Corporation did not issue any warrants or options, under its stock option plan or otherwise, to its directors, officers, or employee during the year ended December 31, 2003 for compensation. At present, Dr. Cubley does not receive a salary for serving as the President or a Director of the Corporation.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and Form 4 and amendments thereto furnished to the Corporation during the most recent year, each officer, director and greater than 10% stockholder of the Corporation's common stock made all required filings under Section 16(a) of the Exchange Act during the most recent fiscal year and prior fiscal years.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

Copies of documents referred to in this Information Statement may be obtained by contacting the Corporation in writing. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, including Fleetclean Systems, Inc., that file electronically with the SEC. The address of that site is www.sec.gov.

Fleetclean Systems, Inc.
103 Courageous Drive
League City, TX 77573
Facsimile: 281.538.2155

With a copy to
Richard O. Weed
Weed & Co. LLP
4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660
Facsimile 949-475-9087